Exhibit 10.1

Dated 2 April 2014

(as amended and restated on 23 April 2014 and again on 28 May 2014)

TIGENIX NV

and

SWEDISH ORPHAN BIOVITRUM AB (publ)

DISTRIBUTION AGREEMENT

DISTRIBUTION AGREEMENT

Between:

TiGenix NV, a company incorporated under the laws of Belgium, with registered office at Romeinse straat 12 bus 2, 3001 Leuven, Belgium, registered with the register of legal entities of Leuven under number 0471.340.123, hereinafter referred to as “TiGenix”;

and

Swedish Orphan Biovitrum AB (publ), a company incorporated under the laws of Sweden, with registered office at SE-112 76 Stockholm, registered under number 556038-9321, hereinafter referred to as “Sobi”;

Whereas:

(A)                            TiGenix is engaged in the development, manufacturing and distribution of regenerative medicinal products for the treatment of damaged and osteoarthritic joints, inflammatory and autoimmune conditions;

(B)                            TiGenix has developed a medicinal product, ChondroCelect, as defined below, 10000 cells/µl, an implantation suspension intended for repair of single symptomatic cartilage defects of the femoral condyle of the knee (International Cartilage Repair Society [ICRS] grade III or IV) in adults;

(C)                            The active substance of ChondroCelect consists of characterised viable autologous chondrocytes (cartilage-forming cells) expanded ex vivo expressing specific marker proteins, a cell-based medicinal product;

(D)                            The chondrocytes are taken from a small biopsy of healthy cartilage from the patient at the hospital to be transported in an appropriate biopsy-kit to the Manufacturing Facility, where they are expanded, thereafter transported by an approved carrier back to the hospital in an Implantation-kit and then re-implanted during surgery with the aim to repair cartilage defects by the formation of durable cartilage;

(E)                             ChondroCelect has been approved by a Marketing Authorization in the EU. As part of the Marketing Authorization for ChondroCelect, a risk management system was required including an educational programme and a controlled distribution system. ChondroCelect must be administered by appropriately qualified health professionals and is restricted to hospital use only;

(F)                              Sobi has the expertise to register and distribute medicinal products in the Territory, as defined below;

(G)                            Sobi has an interest in acting as TiGenix’ exclusive distributor of ChondroCelect in the Territory, based on the terms and conditions agreed in this agreement (hereinafter together with the schedules referred to as the “Agreement”).

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

The Parties agree as follows:

1                                      Definitions

1.1                            For purposes of this Agreement, the following terms shall have the following meaning, both in plural and in singular:

1.1.1                   “Affiliates” means any Person directly or indirectly controlled by, controlling or under common control with, a Party, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) shall be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (i) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (ii) at least fifty percent (50%) of the voting securities or other comparable equity interests. For the avoidance of doubt, neither of the Parties shall be deemed to be an “Affiliate” of the other;

1.1.2                   “Agreement” has the meaning as set out in recital (G);

1.1.3                   “Assigned Agreements” means the agreements listed in Schedule 6;

1.1.4                   “Assigned Hospitals” means Hospitals that have consented to the assignment to Sobi as of the Closing Date;

1.1.5                   “ATMP” means an advanced therapy medicinal product, as defined under European Parliament and Council Regulation 1394/2007, or, where applicable, the equivalent in the Territory of an advanced therapy medicinal product as defined under European Parliament and Council Regulation 1394/2007;

1.1.6                   “Biopsy” or “Procurement” means the extraction of Knee Cartilage, being the process by which the Knee Cartilage becomes available;

1.1.7                   “Biopsy-kit” means TiGenix’ biopsy-kit described in the User Manual;

1.1.8                   “cGMP” means current Good Manufacturing Practices as promulgated in EU Commission Directive 2003/94/EC (EU cGMP Guidelines), EU Commission Directive 2001/20/EC (Clinical Trials), EU Regulation EC 1394/2007 (Advanced Therapy medicinal Products (ATmP)), EU Directive 2001/83/EC (Medicinal Products for Human Use), and national implementation of the foregoing, and applicable International Conference on Harmonisation guidelines as well as any applicable regulatory guidelines issued by Government Competent Authorities in particular relevant guidance on good manufacturing practices contained in Volume 4 of the Rules Governing Medicinal Products in the European Union and the national implementations of these rules.

1.1.9                   “ChondroCelect” or “Product” means a cell-based medicinal product, consisting of characterized viable autologous cartilage cells (initially taken from a healthy region of a Patient’s articular knee cartilage), expanded ex vivo (outside the body) expressing specific

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

marker proteins, and finally re-implanted during surgery. ChondroCelect was approved by Marketing Authorization no EU/1/09/563/001 dated 5 October 2009;

1.1.10            “ChondroCelect Personal Data” means Personal Data processed by Sobi on behalf of TiGenix (i) in the framework of the ChondroCelect Process (including but not limited to personally identifiable information regarding Patients, Healthcare Providers and Surgeons processed in the framework of the ChondroCelect Process) or (ii) in connection with the Product (including but not limited to personally identifiable information processed in the framework of pharmacovigilance, such as for the global safety database for the Product, and personally identifiable information processed for traceability purposes); in respect of personally identifiable information regarding Patients, Sobi should only receive the Unique Code and coded Patient data (whereby “coded Patient data” means data that do not allow Sobi to identify the Patient concerned without intervention of the Hospital which holds the key to the Unique Code); for the avoidance of doubt, both the Unique Code and coded Patient data constitute ChondroCelect Personal Data to which clause 22.2 shall apply.

1.1.11            “ChondroCelect Process” has the meaning as set out in clause 5 and is further detailed in Schedule 4;

1.1.12            “ChondroCelect Specifications” means the ChondroCelect specifications set out in the applicable Marketing Authorization;

1.1.13            “ChondroCelect Training” means the training of healthcare providers and surgeons provided by Sobi (after accreditation by TiGenix) (or prior to the Closing Date, by TiGenix) pursuant to the training material provided and/or approved by TiGenix;

1.1.14            “Claim” has the meaning as set out in clause 19.1;

1.1.15            “Closing Date” means June 1, 2014;

1.1.16            “Commencement Date” means April 2, 2014;

1.1.17            “Confidential Material” has the meaning as set out in clause 17.2;

1.1.18            “Control” means, when used in reference to intellectual property, other intangible property, or materials, that a Party owns or has a license or sublicense to such intellectual property, other intangible property or materials, and has the ability to grant a license or sublicense or other right to use such intellectual property, other intangible property or materials, as applicable, as provided for herein, without (i) requiring the consent of a Third Party or (ii) violating the terms of any agreement or other arrangement with any Third Party;

1.1.19            “Data Controller” has the meaning as set out in clause 22.1;

1.1.20            “Data Processor” has the meaning as set out in clause 22.1;

1.1.21            “Data Subject” has the meaning as set out in clause 22.1;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

1.1.22            “Default” means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise, or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, modification, renegotiation, acceleration, cancellation, or a right to receive damages or a payment of penalties;

1.1.23            “Designated Laboratory” means the laboratory designated by TiGenix.

1.1.24            “Disclosing Party” has the meaning as set out in clause 17.1.1;

1.1.25            “Encumbrance” means any claim, mortgage, pledge, assessment, security interest, option, deed of trust, lease, lien, levy, restriction on transferability, defect in title, charge or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future. For avoidance of doubt, Encumbrances shall not include licenses;

1.1.26            “Excluded Liabilities” has the meaning as set out in clause 12.2;

1.1.27            “Governmental Authority” means any multinational, federal, state, local, municipal or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), in each case, having jurisdiction over the applicable subject matter;

1.1.28            “Healthcare Provider” means a healthcare provider working at a Hospital who has followed the ChondroCelect Training, as evidenced by a training record signed by the trainer(s) and the healthcare provider and whose training is still valid;

1.1.29            “Hospital” means a hospital in the Territory ordering ChondroCelect from Sobi pursuant to a Hospital Agreement or pursuant to an Assigned Agreement;

1.1.30            “Hospital Agreement” means the agreements entered into by Sobi with the Hospitals in accordance with clause 10.3.2, excluding the Assigned Agreements;

1.1.31            “Hospital Agreement Requirements” has the meaning as set out in clause 10.3.2;

1.1.32            “Implantation” means the surgical procedure for implanting ChondroCelect in the knee;

1.1.33            “Implantation-kit” means TiGenix’ implantation-kit described in the User Manual;

1.1.34            “Indemnification Claim Notice” has the meaning as set out in clause 19.8.1;

1.1.35            “Indemnified Party” has the meaning as set out in clause 19.8.1;

1.1.36            “Indemnifying Party” has the meaning as set out in clause 19.8.1;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

1.1.37            “Indemnitee(s)” has the meaning as set out in clause 19.8.1;

1.1.38            “Indication” means the repair of single symptomatic cartilage defects of the femoral condyle of the knee (International Cartilage Repair Society [ICRS] grade III or IV) in adults;

1.1.39            “Informed Consent Form” means the consent form to be filled out and signed by the Patient, a template of which is included in the User Manual and which may be modified from time to time by TiGenix or Sobi if so required by laws, regulations or necessary permits, such as for example in the event of a process change;

1.1.40            “IPR” means Patents, copyrights, software rights, registered and unregistered design rights, trade marks, trade and business names, trade secrets, know-how, database rights, domain names, other intellectual property rights and all other similar or corresponding proprietary rights (whether registered or unregistered) and all applications for and rights to apply for the same, anywhere in the world;

1.1.41            “Knee Cartilage” means the cartilage extracted from the knee of a Patient using the Biopsy-kit;

1.1.42            “Laboratory Testing” means the laboratory tests to be performed by the Designated Laboratory;

1.1.43            “Liabilities” means any liability, indebtedness, obligation, claim, loss, damage, deficiency, penalty, cost, expense, guarantee or commitment, including any liability for taxes;

1.1.44            “License for Pharmaceutical Wholesale Distribution” means a valid license for the wholesale distribution of pharmaceuticals in the Territory;

1.1.45            “Losses” has the meaning as set out in clause 19.1;

1.1.46            “Manufacturing Facility” means the cGMP manufacturing facility, approved by the Regulatory Authority for manufacturing of the Product, at which the Product is manufactured;

1.1.47            “Marketing Authorization” means the approval of a Regulatory Authority necessary for the marketing and sale of the Product in a given country or regulatory jurisdiction (but shall not include any pricing approvals);

1.1.48            “Minimum Binding Volumes” has the meaning as set out in Schedule 2a;

1.1.49            “Minimum Sales” has the meaning as set out in clause 13.2.1;

1.1.50            “Net Sales” means the sales proceeds invoiced by Sobi, its Affiliates, and its sub-licensees in respect of sales to any Third Party of the Products less: (i) rebates granted in connection with reimbursement agreements with local, regional or national health authorities; (ii) discounts (e.g. trade discounts/cash discounts/quantity discounts) with a limit of 10% of the gross sales proceeds invoiced by Sobi; (iii) sales, value-added, excise

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

taxes, tariffs and duties directly related to the sale of the Product, to the extent actually borne by Sobi without reimbursement from any Third Party (but not including taxes assessed against the income derived from such sale); (iv) goods returned (e.g. rejections, defects, recalls, returns) with a limit of 10% of the gross sales invoiced by Sobi and only to the extent that the Product was initially invoiced by Sobi and therefore included in the “sales proceeds”; (v) transportation costs; (vi) the cost for assembly of both the Biopsy-kit and the Implantation-kit; and (vii) [***].

1.1.51            “Non-Assigned Hospitals” means hospitals listed in Schedule 6 that have not yet consented to the assignment to Sobi as of the Closing Date;

1.1.52            “Notified Product” has the meaning as set out in clause 6.1;

1.1.53            “Order” has the meaning as set out in clause 4.1 of Schedule 4;

1.1.54            “Party” means TiGenix or Sobi, jointly referred to as the “Parties”;

1.1.55            “Patents” means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, re-examination, utility models or designs, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country;

1.1.56            “Patient” means a person admitted at a Hospital for treatment with ChondroCelect;

1.1.57            “Person” means a corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual;

1.1.58            “Personal Data” has the meaning as set out in clause 22.1;

1.1.59            “Procurement” shall have the same meaning as Biopsy;

1.1.60            “Product” shall have the same meaning as ChondroCelect;

1.1.61            “Receiving Party” has the meaning as set out in clause 17.1;

1.1.62            “Regulatory Approvals” means all necessary approvals (including Marketing Authorization, pricing approvals, import permits, and, in each case any supplements and amendments thereto), licenses, registrations or authorizations of any Governmental Authority, necessary for the development, manufacture, distribution, use, promotion and sale of the Product in a given country or regulatory jurisdiction;

1.1.63            “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or regulatory jurisdiction, including, without limiting the foregoing, the European

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Medicines Agency, the European Commission and relevant national medicines regulatory authorities;

1.1.64            “Results” means the results, including any data, information, creative ideas, inventions, know-how, discoveries, developments, whether patentable or not, discovered, conceived or reduced to practice during and in connection with ChondroCelect and its application by a Hospital;

1.1.65            “SAE” and “SAR” have the meaning provided in the applicable local legislation, where applicable implementing the European Directive and/or local directive on SAEs (Serious Adverse Events) and SARs (Serious Adverse Reactions);

1.1.66            “Sobi Background IPR” has the meaning as set out in clause 15.1.1;

1.1.67            “SOP” means a standard operating procedure described in the User Manual. TiGenix shall inform Sobi of any proposed amendments to existing SOP’s or the introduction of any proposed new SOP’s in advance and shall give Sobi the opportunity to review and provide comments on the proposed amendments or new SOPs and TiGenix shall take into account any reasonable comments. Changes to an SOP which are required by applicable laws and regulations (including the date as of which such changes shall be applicable) are in TiGenix sole discretion to include. Changes to an SOP which are not required by applicable law or regulations (including the date as of which such changes shall be applicable)require Sobi’s prior approval, such approval not to be unreasonably withheld. If Sobi’s prior approval is required, Sobi shall review the proposed amendments or new SOPs and provide comments to TiGenix within ten (10) working days from receipt. If no changes are required to be made to the proposed amendments or new SOPs, Sobi shall give approval within ten (10) working days from receipt. In the event changes are required to be made to the proposed amendments or new SOPs, TiGenix shall provide Sobi with revised documents, which Sobi will subsequently review as soon as practicably possible and in any case within ten (10) working days from receipt of the revised documents. This is repeated until Sobi has no more comments on the proposed amendments or new SOPs, after which Sobi shall give approval within five (5) working days from receipt of the last revised documents. In no event shall any proposed amendments or new SOPs be considered approved without the explicit written approval of Sobi. In the event any change to an SOP has a material effect on Sobi, the Parties shall negotiate the consequences of such change in good faith;

1.1.68            “Surgeon” means a surgeon working at a Hospital who has successfully completed the ChondroCelect Training, who has obtained the related certificate from Sobi (or prior to the Closing Date, from TiGenix) signed by the trainer(s) and the surgeon and whose certificate is still valid;

1.1.69            “Technology” means any Confidential Material, IPR (excluding domain names) and Patent in and to the Product and in and to the ChondroCelect Process, that is (i) Controlled by TiGenix (or its Affiliates) as of the Closing Date, or (ii) that comes under the Control of TiGenix during the term of the Agreement;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

1.1.70            “Territory” means, subject to clause 2.5, the current members of the European Union (excluding Finland), Switzerland, Norway, Russia, Turkey and other countries located in Europe (as defined by the Council of Europe), Iran, Iraq, Saudi Arabia, Yemen, Syria, UAB (United Arab Emirates), Israel, Jordan, Palestine, Lebanon, Oman, Kuwait, Qatar, Bahrain, Egypt, Algeria, Libya, Morocco, Sudan, Tunisia and Western Sahara. Sobi has an option to include [***] in the Territory according to clause 2.3;

1.1.71            “Third Party” means any Person other than the Parties or their respective Affiliates;

1.1.72            “Tissue Establishment” means the entity that, where legally required, will hold the Tissue Establishment License in the relevant part of the Territory for the donation, procurement, import, export, testing and release of primary material for the production of an ATMP;

1.1.73            “Tissue Establishment License” means, where legally required, a license in the relevant part of the Territory for the donation, procurement, import, export, testing and release of primary material for the production of an ATMP;

1.1.74            “Transitional Phase” means the period between Commencement Date and Closing Date;

1.1.75            “Trade Marks” means any registered and unregistered trade marks in the Territory that are (i) Controlled by TiGenix (or its Affiliates) as of the Closing Date, or (ii) that comes under the Control of TiGenix during the term of the Agreement, in each case of (i) or (ii) which is related to the Product and/or the Process in the Territory, except for TiGenix’ corporate, trade or domain names;

1.1.76            “Uncapped Hospital Agreement” has the meaning set out in clause 19.5;

1.1.77            “Unique Code” has the meaning as set out in clause 8.2;

1.1.78            “User Manual” means the manual attached as Schedule 1, which is used as a reference guide for the ChondroCelect Process and which is provided to Sobi by TiGenix. TiGenix shall inform Sobi of any proposed amendments to the User Manual in advance and shall give Sobi the opportunity to review and provide comments on the proposed amendments and TiGenix shall take into account any reasonable comments. Changes to the User Manual which are required by applicable laws and regulations (including the date as of which such changes shall be applicable) are in TiGenix sole discretion to include. Changes to the User Manual which are not required by applicable law or regulations (including the date as of which such changes shall be applicable) require Sobi’s prior approval, such approval not to be unreasonably withheld. If Sobi’s prior approval is required, Sobi shall review the proposed amendments to the User Manual and provide comments to TiGenix within ten (10) working days from receipt. If no changes are required to be made to the proposed amendments to the User Manual, Sobi shall give approval within ten (10) working days from receipt. In the event changes are required to be made to the proposed amendments to the User Manual, TiGenix shall provide Sobi with revised documents, which Sobi will subsequently review as soon as practicably possible and in any case within ten (10) working days from receipt of the revised documents. This is repeated until Sobi has no more comments on the proposed amendments to the User Manual, after which Sobi shall give approval within five (5)

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

working days from receipt of the last revised documents. In no event shall any proposed amendments to the User Manual be considered approved without the explicit written approval of Sobi. In the event any change to the User Manual has a material effect on Sobi, the Parties shall negotiate the consequences of such change in good faith;

1.1.79            “Works” has the meaning as set out in clause 15.2.2.

2                                      Appointment and Scope

2.1                            TiGenix hereby grants to Sobi, including Affiliates, and Sobi, including Affiliates, hereby accepts, the exclusive (subject to clause 3) right to sell, distribute, market, promote and file for pricing and reimbursement of the ChondroCelect Process and the Product (upon the terms and conditions as set out in clause 5) in the Territory, solely for the treatment of the Indication.

2.2                            In addition to Sobi’s right to sub-contract rights under the Hospital Agreements, Sobi shall have the right, on the terms and conditions of this Agreement, to sublicense or subcontract to Third Parties the performance of sales, marketing, promotion and filing for pricing and reimbursement in such countries of the Territory where Sobi does not act through its own Affiliates. Any such sublicense or subcontract shall (a) be subject to TiGenix’ prior written approval of the identity of the sublicensee, and (b) be subject to an appropriate written agreement that imposes on any such sublicensee or subcontractor all applicable terms, conditions and obligations under this Agreement, including the reporting, audit, inspection and confidentiality provisions hereunder, and (c) contain a provision prohibiting such sublicensee or subcontractor from further sublicensing and subcontracting and (d) not in any way diminish, reduce or eliminate any of Sobi’s obligations under this Agreement. For the avoidance of doubt, Sobi will remain directly responsible for the acts of its sublicensees and subcontractors, including for all amounts owed to TiGenix under this Agreement.

2.3                            Sobi shall not be entitled to actively sell ChondroCelect outside the Territory. The Parties may in the future agree to expand the Territory by mutual agreement. Provided Sobi has the necessary Regulatory Approvals in accordance with clause 10.1.1, Sobi shall have the right to include [***] in the Territory by providing written notice to TiGenix, in which case clause 2.6 shall apply.

2.4                            Outside of the scope of this Agreement, Sobi has the intention to evaluate and potentially offer employment to certain commercial staff of TiGenix, who have been working with the Product at TiGenix prior to the Commencement Date of this Agreement, on an individual basis, and TiGenix has no objections against Sobi doing so. In case (i) Sobi would decide not to offer employment to certain commercial staff of TiGenix as listed in Schedule 3bis (or offer employment but not effectively enter into an employment agreement with such commercial staff), (ii) such commercial staff would be dismissed by TiGenix, and (iii) Sobi would nevertheless hire such staff within 12 (twelve) months after the Closing Date, Sobi shall reimburse TiGenix for the costs of said dismissal.

2.5                            Sobi acknowledges that TiGenix is bound by an existing distribution agreement for certain parts of the Middle East and Northern Africa (Saudi Arabia, UAE, Kuwait, Bahrain, Qatar, Oman, Lebanon, Jordan, Syria, Iraq, Iran and Egypt). TiGenix undertakes to use commercially reasonable efforts to terminate this existing agreement as soon as possible after the Commencement Date. Until termination of the existing agreement will be effective, the Territory

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

will not include said parts of the Middle East and Northern Africa. Upon termination of said existing agreement, the Territory will include said parts of the Middle East and Northern Africa.

2.6                            [***].

3                                      Non-Compete - Conflicts of interest

3.1                            During the term of this Agreement, and for a period of 24 (twenty-four) months after termination of this Agreement (unless applicable law provides a shorter maximum term, in which case such shorter maximum term shall apply), Sobi shall not, whether directly or indirectly, (i) actively or inactively develop or market in the Territory any cell-based therapies for the treatment of cartilage lesions in the knee without TiGenix’ prior written approval, or (ii) actively develop or sell the Products outside the Territory.

4                                      Prices, Royalties, Costs and Payment thereof

4.1                            Price

4.1.1                   Sobi will procure the Product from TiGenix for a price in accordance with a table of volume dependent prices as set forth in Schedule 2a.

4.1.2                   In addition, Sobi will also pay for:

(i)                                  the Biopsy-kits that are in consignment stock at the Hospitals on the Closing Date as listed in Schedule 2e,

(ii)                               the materials used in/for and the assembly of the Biopsy-kits,

(iii)                            the materials used in/for and the assembly of the Implantation-kits, and

(iv)                           all costs of transportation in relation to the Product (including transportation of Biopsy-kits, Biopsies and Implantation-kits),

as set forth in Schedule 2a.

4.1.3                   TiGenix will issue one or more invoices to Sobi, on a monthly basis, on the last day of each month:

(i)                                  for all Biopsy-kits ordered by Sobi and shipped to a Hospital during that month (including the cost of the materials used in/for the Biopsy-kit, and the cost for the assembly of the Biopsy-kit) (including for Biopsy-kits that were shipped to a Hospital in replacement of expired or discarded Biopsy-kits), as set out in Schedule 2a;

(ii)                               for all Products shipped to a Hospital during that month (including the cost of the materials used in/for the Implantation-kit, and the cost for the assembly of the Implantation-kit), as set out in Schedule 2a; and

(iii)                            for all transportation costs made during the last month (Biopsy-kits, Biopsies, Implantation-kits) and for which TiGenix has already received the corresponding invoice from the transportation company; invoices which are not timely received

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

from a transportation company to include them in the monthly invoice from TiGenix to Sobi, will be added to the next monthly invoice.

4.2                            Royalties

4.2.1                   For as long as this Agreement is in force, and as a consideration for the rights granted to Sobi under it, TiGenix shall also obtain a royalty on Net Sales from Products in the Territory, as per the following royalty rate:

The royalty rate shall be 22% (twenty two percent) on Net Sales for the first full 12 months, and thereafter 20% (twenty percent) on Net Sales.

4.2.2                   Sales and royalties shall be calculated in Euros by use of the exchange rate ECB EXR on the invoice date. The transfer or sale of Products by Sobi to an Affiliate shall not be considered a sale for the purpose of calculating the royalties.

4.2.3                   The royalties shall be paid monthly. At the end of each calendar month, Sobi shall send a financial report over the calculation of such calendar month’s Net Sales to TiGenix, who shall subsequently issue the related invoice. Payment of the royalties shall be made by Sobi to TiGenix within sixty (60) days from the end of each calendar month.

4.3                            Costs

4.3.1                   Sobi will reimburse TiGenix for:

(i)                                  costs related to the regulatory activities required to fulfil the obligations towards EMA to maintain the Marketing Authorization (excluding the EMA annual fee which shall be borne by TiGenix), including the costs for the ongoing registry studies in Belgium and the Netherlands, up to a cap of [***] EUR ([***] euros) in total for the ongoing registry study in Belgium (protocol number TGX001-2011), up to a cap of [***] EUR ([***] euros) in total for the ongoing registry study in the Netherlands (where data relating to ChondroCelect are obtained via the surgeon who coordinates the Dutch national register) and up to a cap of [***] EUR ([***] euros) per year for all other regulatory activities.

The payment of the registry studies cost will be made during the years 2014—2018 in accordance with clause 4.3.2(i), based on the quarterly indicative estimates set out in Schedule 2a;

(ii)                               costs related to the holding by TiGenix of the Belgian Tissue Establishment License (“production establishment license”), for [***] EUR ([***] euros) per year,

(iii)                            costs related to central pharmacovigilance activities up to a cap of [***] EUR ([***] euros) per year;

(iv)                           costs related to customer support for Belgium and the Netherlands and the management of the logistical co-ordination provided by TiGenix for [***] ([***] ) FTE’s, up to a cap of [***] EUR ([***] euros), such amount as the case may be increased due to indexation pursuant to Belgian law.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Parties acknowledge that the total capacity (number of batches) that can be managed by [***] FTEs will depend on the number of batches for which full customer support will be provided (in Belgium and the Netherlands) plus the number of batches for which only logistical co-ordination will be provided, as well as on the distribution of the batches throughout the year (even vs. uneven/peak distribution during the year).

Parties shall regularly monitor whether [***] FTEs are sufficient to manage the effective requirements (both in view of the mix of batches requiring full customer support and the batches requiring only logistical co-ordination, as well as in view of the even vs. uneven distribution of the bathes throughout the year) and shall meet to discuss in good faith when either Party is of the opinion that additional resources are needed to provide the required customer support and/or logistical co-ordination. If such resources are deemed best delivered in the form on an employee, the employee will be hired by TiGenix but the costs of the employee should be reimbursed by Sobi to TiGenix as from the hiring of such additional employee (it being understood that the cap of [***] EUR will not apply to such additional employee).

Parties agree to meet 12 months following the Closing Date to review the set up of the customer support and the logistical co-ordination.

4.3.2                   TiGenix will invoice the reimbursement of the costs in clause 4.3.1 to Sobi as follows:

(i)                                  in respect of the costs listed in clauses 4.3.1(i) and 4.3.1(iii): on a monthly basis, based on real costs and/or invoices received by TiGenix from third parties,

(ii)                               in respect of the cost listed in clause 4.3.1(ii): on a quarterly basis, with the fixed annual fee split evenly over the year, and

(iii)                            in respect of the cost listed in clause 4.3.1(iv): on a monthly basis, with the fixed annual fee split evenly over the year.

4.3.3                   For the avoidance of doubt, other than according to 4.3.1(i) and (ii), each Party will bear the costs related to the renewal/upholding of such Regulatory Approvals and other licenses which it must hold pursuant to this Agreement for which it is responsible in accordance with Schedule 3 (Responsibilities) without reimbursement from the other Party.

4.3.4                   If the costs listed in clause 4.3.1 would increase due to an increase in volume of Products sold to Sobi under this Agreement, Parties will discuss in good faith how to handle the increased costs.

4.4                            Payment

4.4.1                   Except as otherwise specified in this Agreement, payment of TiGenix invoices shall be made in full, in euro, net of bank charges, within 30 (thirty) days of the date of the invoice.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

4.4.2                   All taxes or other levies imposed in the Territory directly or indirectly in connection with sales of ChondroCelect and payments to TiGenix under this Agreement shall be borne by Sobi.

4.4.3                   TiGenix may decide to refuse new Orders if prior invoices are not paid in full by Sobi within 30 (thirty) days from due date.

4.4.4                   In case Sobi fails to settle its invoices on the due date, these will automatically, and without there being a need for TiGenix to issue a notice in this respect, bear an interest at a rate of (i) 1% (one percent) per month, or (ii) the highest possible interest rate permitted under applicable law, whichever is the lowest.

4.5                            Records and Inspection

4.5.1                   Each Party, their Affiliates, subcontractors or sublicensees, shall keep full and accurate records and books of account with respect to all elements that determine the Net Sales, the price (clause 4.1) and costs (clause 4.3), in sufficient detail to permit computation of the royalties and other amounts payable by Sobi to TiGenix hereunder.

4.5.2                   Each Party has the right, at any time during the term of this Agreement and for a period of two years thereafter, at its expense, to have inspected by a certified accounting firm as such Party may designate, the other Party’s records and books of account with respect to all elements that determine the Net Sales, the price (clause 4.1) or costs (clause 4.3) during reasonable business hours , so as to verify compliance by the other Party with the terms and conditions of this Agreement.

4.5.3                   In the event any report of royalties or other amounts payable submitted or stated to the other Party hereunder is determined in the course of any inspection to be inaccurate in any material respect prejudicial to either TiGenix or Sobi, the owing Party shall pay or refund any such royalties due or other amounts payable with interest according to clause 4.4.4 hereof and, if applicable, shall reimburse the other Party for the costs of such inspection under clause 4.5.2.

4.5.4                   Each Party shall render all necessary assistance and cooperation to facilitate such inspection and shall make available to the other Party’s representatives all records and books of account with respect to all elements that determine the Net Sales, the price (clause 4.1) and costs (clause 4.3) and shall instruct its employees to act accordingly.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

4.6                            No further payments

4.6.1                   Except as herein specifically set forth, neither Party shall be obliged to reimburse the other Party for any services or assistance, the other Party’s performance of its obligations hereunder, use of resources, or any other costs, fees or similar.

5                                      The ChondroCelect Process

5.1                            The ChondroCelect Process consists of the following steps/procedure, which are set out in more detail in Schedule 3 and Schedule 4:

5.1.1                   Transportation of the Biopsy-kit from the Manufacturing Facility to the Hospital, under a valid Tissue Establishment License if and where such license is legally required, by a validated carrier (more details set out below under clause 2 of Schedule 4);

5.1.2                   Donation and Procurement of Knee Cartilage from a Patient by a Surgeon at the Hospital (more details set out below under clause 3 of Schedule 4);

5.1.3                   Collection of the Knee Cartilage and blood samples in the Biopsy-kit, under a valid Tissue Establishment License if and where such license is legally required (more details set out below under clause 3 of Schedule 4);

5.1.4                   Ordering of the Product (more details set out below under clause 4 of Schedule 4);

5.1.5                   Transportation of the Knee Cartilage and the blood samples in the Biopsy-kit from the Hospital to the Manufacturing Facility, under a valid Tissue Establishment License if and where such license is legally required, by a validated carrier (more details set out below under clause 4 of Schedule 4);

5.1.6                   Donor testing by the Designated Laboratory, under a valid Tissue Establishment License if and where such license is legally required (more details set out below under clause 5 of Schedule 4);

5.1.7                   Acceptance and release of the Knee Cartilage by the relevant Tissue Establishment for processing to ChondroCelect (more details set out below under clause 5 of Schedule 4);

5.1.8                   Processing by the manufacturer at the Manufacturing Facility of the Knee Cartilage to ChondroCelect (more details set out below under clause 6 of Schedule 4);

5.1.9                   Release of the Product for sale by the Marketing Authorisation holders’ qualified person responsible for batch certification and release in accordance with the Marketing Authorisation;

5.1.10            Transportation of ChondroCelect in an Implantation-kit from the Manufacturing Facility to the Hospital, by a validated carrier (more details set out below under clause 7 of Schedule 4); and

5.1.11            Autologous Implantation of ChondroCelect in the Patient at the Hospital by a Surgeon.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

6                                      Product Specification Compliance

6.1                            If Sobi or the Hospital has reasonable cause to believe that a particular ChondroCelect batch (the “Notified Product”) is deficient (i.e., is suspected not to meet quality or safety requirements), Sobi must notify TiGenix thereof in accordance with clause 9.2 upon becoming aware of this presumed deficiency and document the reasons for the suspected deficiency. TiGenix shall be entitled to request to examine the ChondroCelect batch concerned, if appropriate.

6.2                            If the Parties fail to agree whether the Notified Product(s) is/are deficient, the Parties shall mutually select an independent expert, who will be subject to confidentiality obligations at least as stringent as the ones included in this Agreement, to evaluate whether the Notified Product(s) has/have been appropriately released according to Eudralex Volume 4, annex 16. During this evaluation and in the conclusion, the independent expert shall not disclose any Confidential Material of TiGenix that was not already disclosed to Sobi in the framework of this Agreement. The evaluation of the independent expert shall be binding on the Parties.

6.3                            If it is determined by TiGenix or by the independent expert in accordance with clause 6.2 that the ChondroCelect batch concerned was effectively deficient at the time of delivery of the Product to the Hospital, then TiGenix will at Sobi’s discretion, either:

6.3.1                   replace the Notified Product and reimburse all costs directly related to the Notified Product borne by Sobi, or

6.3.2                   allow a full credit to Sobi in respect of the Notified Product and all costs directly related to the Notified Product borne by Sobi.

6.4                            If Sobi has reasonable cause to believe that a systematic and consistent breach of cGMP guidelines occurs during manufacturing, Sobi must notify TiGenix thereof upon becoming aware of this presumed systematic and consistent breach of cGMP guidelines, and document the reasons for the suspected breach. If the Parties fail to agree on this presumed breach, the Parties shall mutually select an independent expert, who will be subject to confidentiality obligations at least as stringent as the ones included in this Agreement, to evaluate the existence and extent of this presumed breach. During this evaluation and in the conclusion, the independent expert shall not disclose any Confidential Material of TiGenix that was not already disclosed to Sobi in the framework of this Agreement. The evaluation of the independent expert shall be binding on the Parties. If a breach has been determined by the independent expert, both Parties shall discuss implementation of corrective actions and TiGenix shall ensure implementation of such corrective actions within a time as agreed by the Parties.

7                                      Adverse event reporting

7.1                            Sobi shall inform TiGenix about all safety information which comes to its attention within three (3) calendar days from first awareness. TiGenix shall maintain the global safety database for the Product. TiGenix shall maintain the pharmacovigilance system for the Product according to European legislation, including the establishment of a European qualified person for pharmacovigilance. TiGenix shall be responsible for all regulatory reporting in the EU. Sobi shall be responsible for regulatory reporting in countries in the Territory outside the EU. In addition to the aforementioned, the Parties shall enter into a separate pharmacovigilance agreement, setting

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

out the Parties’ further mutual obligations in respect of pharmacovigilance, in accordance with applicable laws, rules and regulations.

8                                      Traceability

8.1                            Sobi shall, and shall in the Hospital Agreements oblige the Hospitals to, comply with all applicable laws and regulations relating to the traceability of the Knee Cartilage and ChondroCelect for the time it is under Sobi’s or the Hospital’s control and that the applicable SOP on traceability is complied with.

8.2                            TiGenix shall set up a unique coding system, based on a unique lot number (recorded on the Biopsy-kit) combined with the Patient number and Patient initials (the “Unique Code”). TiGenix shall through the Unique Code have traceability on which unique lot has been sent to which Hospital.

8.3                            Sobi shall, and shall in the Hospital Agreements oblige the Hospitals to, each for the part of the information under their control, establish and maintain a system of traceability that contains sufficient detail to allow linking of each ChondroCelect to the Patient who received it and vice versa, and can at all times be linked to the Unique Code which refers to the Knee Cartilage (as indicated on the Biopsy-kit) and the medicinal product resulting from it. The Unique Code shall be the only code communicated to TiGenix at any given time.

8.4                            Sobi shall, and shall in the Hospital Agreements oblige the Hospitals to, each for the part of the information under their control, ensure that at least the following information can be retrieved by using the Unique Code: (i) the Patient’s relevant personal data, (ii) the institution where the tissue material was retrieved, (iii) the date and time of the retrieval of the tissue material, (iv) the characteristics of the tissue material, (v) the purpose for which the tissue material may be used (i.e. treatment of the Patient with ChondroCelect), (vi) the necessary instructions for storage and use, (vii) adverse events if any, (viii) substances and materials used for transport, if arranged by the Hospital according to requirements under applicable law, (ix) the batch number, (x) the provider of the tissue material and (xi) the name and address of the institution to which the tissue material was delivered (i.e. TiGenix). In this respect, Sobi should only receive the Unique Code and coded Patient data (whereby “coded Patient data” means data that do not allow Sobi to identify the Patient concerned without intervention of the Hospital which holds the key to the Unique Code). Any other personally identifiable information regarding Patients should be communicated directly between the Hospital and TiGenix (for purposes of which Sobi shall include appropriate provisions in the Hospital Agreements).

8.5                            Sobi shall in the Hospital Agreements oblige the Hospital to keep the key for decoding the data of the Patient, including at least (i) donor identification, (ii) age and sex, (iii) signed Informed Consent Form and (iv) copy of the Laboratory Test results, for a period of 30 (thirty) years after clinical use.

8.6                            Sobi undertakes, and shall in the Hospital Agreements oblige the Hospitals to undertake, unless required by law not to communicate to any Third Party any data identifying the Patient other than the Unique Code and to process any Patient data pursuant to the applicable law.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

9                                      ChondroCelect Recall and Complaints

9.1                            Each Party shall inform the other immediately by telephone (immediately confirmed in writing) in the event of any circumstances giving rise to a possible or actual recall of any ChondroCelect in the Territory, in accordance with the applicable SOP.

9.2                            Sobi shall report to TiGenix any product complaints related to the Product and keep a list hereof. Sobi shall report the Product complaints to TiGenix as soon as possible but no later than 2 (two) working days after becoming aware of such Product complaints using the applicable complaint form.

9.3                            TiGenix has the right (irrespective of any power granted by law to the Regulatory Authority or any other authority in the Territory) on the grounds of public health and safety to recall any ChondroCelect at any time, and Sobi shall promptly carry out such a recall requested by TiGenix.

9.4                            Sobi shall cooperate with TiGenix for the purpose of effecting any recall of ChondroCelect, which in TiGenix’ opinion is necessary.

9.5                            Sobi shall inform the local authorities about any Product defects after information received from TiGenix in conformity with the local administrative regulations.

9.6                            TiGenix shall bear all costs and expenses of a recall, save for such recalls in the Territory resulting from the negligence or breach of this Agreement by Sobi. For the purposes of this Agreement, costs and expenses of a recall include the expenses of notification and destruction or return of the ChondroCelect recalled.

10                               Sobi’s additional duties and obligations

10.1                     Regulatory and Procedures

10.1.1            Sobi shall be the holder of and maintain (i) a Tissue Establishment License, if and where legally required in the Territory, (ii) a License for Pharmaceutical Wholesale Distribution; and (iii) any other Regulatory Approvals, including corresponding analysis, licenses or other permits, required to perform its obligations under this Agreement in the Territory and comply with all related local legislation.

10.1.2            The Parties recognize that the national requirements for Tissue Establishment Licenses (including import/export of Knee Cartilage and Biopsy-kits) may be different and when determining which Party between Sobi and TiGenix might be obliged to hold a Tissue Establishment License, this will be determined based on the Parties’ respective obligations under this Agreement. Notwithstanding the aforementioned, the decision to obtain any new Tissue Establishment License after the Commencement Date shall be the sole decision of each Party. In the event a Tissue Establishment License is necessary in a country in the Territory and the Party who, after the Commencement Date and based on the Parties’ respective obligations under this Agreement, should obtain the Tissue Establishment License decides not to obtain it, then Products will not be sold in such country.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

10.1.3            The Parties recognize that certain countries in the Territory may require import or export licenses for the Product.. If a country requires a license for import or export in a country in the Territory, Parties shall determine which Party between Sobi and TiGenix should hold such license based on the Parties’ respective obligations under this Agreement. Notwithstanding the aforementioned, the decision to obtain any such license shall be the sole decision of each Party. In the event a license for import or export is necessary in a country in the Territory and the Party who, based on the Parties’ respective obligations under this Agreement, should obtain the license decides not to obtain such license (and no Third Party will hold it), then Products will not be sold in such country.

10.1.4            Sobi acknowledges that the Product is currently only registered in the EU. TiGenix shall decide in its sole discretion if, when and where it wishes to register the Product outside the EU.

10.1.5            Outside of the EU, but within the Territory, Sobi is allowed to sell the Product in compliance with applicable laws and all of Sobi’s obligations under this Agreement, to the extent this does not require registration of the Product by TiGenix outside of the EU.

10.1.6            In addition to the above, if Sobi wishes that TiGenix registers the Product in any country outside the EU where TiGenix has not yet registered the Product, the Parties will meet to discuss the matter in good faith. For the avoidance of doubt, TiGenix shall be under no obligation to register the Product in any country outside the EU.

10.1.7            Sobi shall collaborate with TiGenix and provide to TiGenix as soon as reasonably possible upon a request thereto by TiGenix any information and/or documentation that TiGenix may require from Sobi in order to comply with the Belgian production establishment legislation. This includes (without being limited to):

(i)                                  Information regarding Hospitals, training of Sobi personnel, Surgeons and Healthcare Providers (more in particular: confirmation of all training delivered to Hospitals and list of trained Surgeons), donor selection, informed consent, storage conditions of Biopsy-kits and Biopsies, etc.

(ii)                               Information regarding traceability, quality and confidentiality of data management, etc.

10.1.8            Sobi shall comply with TiGenix’ logistics and documentation systems, as included in the applicable SOPs and the User Manual, and in the Hospital Agreements oblige the Hospitals that any Hospitals involved in the administration of ChondroCelect to patients also implement the currently valid SOP’s, including but not limited to the SOP’s on Procurement, Biopsy and Traceability (as attached as Schedule 4).

10.1.9            Sobi shall ensure that, or in the Hospital Agreements oblige the Hospitals to ensure that, as applicable, all requirements necessary for TiGenix to start with the processing of the Knee Cartilage, as set out in the relevant SOPs, are fulfilled, including, but not limited to:

(i)                                  the confirmation that the Informed Consent Form was signed by the Patient prior to the Biopsy; and

(ii)                               the confirmation that the patient order form was signed by a Surgeon.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

10.2                     Marketing of ChondroCelect

10.2.1            Sobi shall determine the price to the market of the Product. Sobi shall where commercially reasonable and by using commercially reasonable efforts to maintain existing pricing and reimbursement approvals, and, where commercially reasonable, to obtain additional pricing and reimbursement approval where applicable in the Territory.

10.2.2            Sobi may make the Product available for sale in countries in the Territory without Marketing Authorization and apply for and manage the necessary approvals to sell or otherwise make available the Product in these countries, including named patient and compassionate use programs.

10.2.3            Sobi shall use its commercially reasonable efforts to perform market development activities to promote, market and sell ChondroCelect in the Territory for the Indication, to achieve at least the Minimum Sales agreed upon, and to stimulate and increase interest in ChondroCelect in the Territory in accordance with market practices.

10.2.4            Sobi will annually create a brand plan for the marketing and sales of the Product, including without limiting strategic plans for marketing campaigns and expansion into new countries.

(i)

10.2.5            Sobi shall submit to TiGenix, on a quarterly basis, the following information:

(i)                                  an inventory of the contacts with Hospitals;

(ii)                               the topline summary of the promotional initiatives undertaken;

(iii)                            any negative publicity, Regulatory Authority’s observations, technical problems and suggestions for improvements;

(iv)                           topline summary of the planned promotional initiatives;

(v)                              the overall state of the market; and

(vi)                           a report of quarterly sales.

10.2.6            Sobi shall enter into contracts with Hospitals (as specified under 10.3), manage orders from (as specified under Schedule 3 and Schedule 4) and invoices to the Hospitals, organise medical training of and provide proper instructions to Hospitals regarding the use of Products.

10.3                     Relations with Hospitals

10.3.1            Sobi agrees to act in accordance with the User Manual and applicable SOPs and shall conduct and maintain its business in strict compliance with all applicable laws, regulations and rules of any and all applicable government authorities.

10.3.2            Sobi shall, with a view to selling the Product to customers to perform the ChondroCelect Process, contract hospitals in the Territory in accordance with the requirements in Schedule 7 (the “Hospital Agreement Requirements”).

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

10.3.3            Sobi shall make available technically skilled staff which will be trained by TiGenix in accordance with the User Manual, to enable said staff to train surgeons and other healthcare providers in the Hospitals in accordance with the applicable SOPs.

10.3.4            Sobi shall comply with TiGenix’ logistics and documentation systems as set out in the relevant SOPs and under the Hospital Agreements oblige the Hospitals involved in the administration of ChondroCelect to Patients to implement the applicable SOPs including but not limited to the SOPs on Procurement, Biopsy and Traceability.

10.3.5            Sobi shall under the Hospital Agreements oblige the Hospitals and facilitate implementation of all required procedures, reporting and communication by the Hospital.

10.3.6            Except for Hospitals in Belgium and the Netherlands (where TiGenix shall provide local customer support):

(i)                                  Sobi shall provide local customer support and act as link between the Hospitals and TiGenix, and

(ii)                               TiGenix shall not be in contact directly with the Hospitals (except for receiving and verifying personal patient data required under the Tissue Establishment License and/or as otherwise agreed between the Parties), but only with central customer support at Sobi.

Communication between TiGenix and Sobi will be in English.

10.3.7            Sobi shall grant TiGenix the right to inspect on its own expense the Hospital facilities within working hours and with reasonable notice.

10.3.8            Sobi shall make sure that the Hospital Agreements shall include:

(i)                                  all obligations of the Hospitals contained in this Agreement, and

(ii)                               that the Hospitals shall comply with all legislation applicable to them.

10.4                     General

10.4.1            Sobi shall, based on materials provided by TiGenix hereunder, develop all training material, documentation, forms, manuals, official documents and marketing material. Any such documents and materials which shall be used towards a Third Party shall be approved by TiGenix as Marketing Authorisation holder in accordance with the conditions of the Marketing Authorisation and applicable law and in accordance with the following review and approval process:

(i)                                  Sobi can from pre-existing materials develop translations of pre-existing and signed-off documents (e.g. detail-aid, user manual, technical guides, patient guide, etc) without TiGenix approval but subject to notification of the materials to TiGenix, so that TiGenix is at all times aware of what is being communicated to Third Parties, and

(ii)                               Sobi can x) propose changes to the User Manual and y) develop new materials (e.g. invitation for congress, symposium slide show, interview with expert in local medical paper, new detail-aid, new patient materials, etc) only with the prior

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

written approval of (the responsible person promotional communications within) TiGenix

TiGenix shall review such documents and materials and provide comments to Sobi within ten (10) working days from receipt. If no changes are required to be made, TiGenix shall give approval within ten (10) working days from receipt. In the event changes are required, Sobi shall provide TiGenix with revised documents and materials, which TiGenix will subsequently review as soon as practicably possible and in any case within ten (10) working days from receipt of the revised documents and materials. This is repeated until TiGenix has no more comments on the documents and materials, after which TiGenix shall give approval within five (5) working days from receipt of the last revised documents and materials. In no event shall any documents or materials be considered approved without the explicit written approval of TiGenix. Where Sobi develops educational materials in languages other than the languages for which TiGenix has provided/approved the materials, it shall be responsible for the correct translation and, if applicable outside of the scope of TiGenix’ current Marketing Authorisation, for obtaining approval by the relevant Regulatory Authority of the materials in such other languages.

10.4.2            Sobi shall ensure that all marketing materials are in line with the scientific data and applicable legislation. Sobi will keep local catalogue texts in the Territory, if applicable, updated.

10.4.3            Sobi shall respect TiGenix’ limitations of liability and indemnification, as well as TiGenix’ limited warranties as indicated on the Product and in this Agreement, and not make any representation (regarding the ChondroCelect Process or anything else) to any Third Party (including Hospitals and Patients) that is broader than TiGenix’ liability or TiGenix’ representations and warranties as set out on the Product or in this Agreement.

10.4.4            In no event shall Sobi, unless duly authorised, act in any way whatsoever to pledge TiGenix’ credit, make any promise, warranty or representation on behalf of TiGenix or express any opinion on behalf of TiGenix.

10.4.5            Sobi shall be solely responsible for all approvals, registrations, filings, social security contributions, insurance fees, taxes, charges or any other dues related to or arising out of the performance of this Agreement by Sobi in the Territory. Sobi shall in accordance with clause 10.1.1 hold Regulatory Approvals necessary for the performance of its obligations under this Agreement. TiGenix shall at its own expense co-operate fully with and assist Sobi if such co-operation or assistance is necessary to permit Sobi to fulfil these obligations, including giving Sobi such regulatory support and provide Sobi with such documentation as may be required by local laws and regulations (provided that TiGenix shall not be obliged to produce any documentation it does not already have or is obliged to have according to applicable laws and regulations). All statements made by Sobi regarding ChondroCelect or the ChondroCelect Process with regard to said Regulatory Approvals shall be subject to prior written approval (which can be given by e-mail) from TiGenix.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

11                               TiGenix’ additional duties and obligations

11.1                     Regulatory and Procedures

11.1.1            TiGenix shall be Marketing Authorization holder of the Product in the European Union, and shall maintain ownership over the Marketing Authorization in the European Union. In accordance with clause 10.1.4, TiGenix shall decide in its sole discretion if, when and where it wishes to register the Product in the remainder of the Territory. As long as TiGenix decides not to register the Product in any country outside the European Union, it may be that there is no Marketing Authorization holder of the Product in the remainder of the Territory.

11.1.2            Sobi has an option to take over the Marketing Authorization for ChondroCelect after 2 (two) years, in which event the Parties will negotiate in good faith a separate amendment to this Agreement. Such amendment shall include, without limiting, amendments and revisions of provisions regarding assignment of the Marketing Authorization and efforts to effectuate such transfer, indemnification, financial compensation between the Parties including Royalty Rate and costs, pharmacovigilance, quality, recalls, release of Product, audits and Hospital Agreement Requirements. Should Sobi wish to exercise the option to acquire the Marketing Authorization, it shall notify TiGenix and the Parties shall without undue delay initiate good faith negotiations to amend this Agreement accordingly.

11.1.3            TiGenix shall be the holder of and maintain (i) a Tissue Establishment License, if and where legally required in the Territory to perform its obligations under this Agreement in the Territory and comply with all related local legislation. The Parties recognize that the national requirements for Tissue Establishment Licenses may be different and when determining which Party between Sobi and TiGenix might be obliged to hold a Tissue Establishment License, this will be determined based on the Parties’ respective obligations under this Agreement. Notwithstanding the aforementioned, the decision to obtain any new Tissue Establishment License after the Commencement Date shall be the sole decision of each Party. In the event a Tissue Establishment License is necessary in a country in the Territory and the Party who, after the Commencement Date and based on the Parties’ respective obligations under this Agreement, should obtain the Tissue Establishment License decides not to obtain it, then Products will not be sold in such country.

11.1.4            Notwithstanding clause 11.1.3, TiGenix shall be the holder of and maintain a Tissue Establishment License in Belgium (known as “production establishment license”), for as long as a Belgian production establishment license is required for purposes of this Agreement and comply with all related legislation.

11.1.5            TiGenix shall be responsible for management of supply and logistics (to the extent specified below), as well as for manufacturing and release of the Product.

11.1.6            TiGenix shall be responsible for all central regulatory and pharmacovigilance duties derived from being Marketing Authorization holder and shall fulfil any regulatory and/or other obligations or requirements imposed by EMA with a view to maintaining the Marketing Authorization including without limiting central pharmacovigilance

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

responsibilities (as specified in the pharmacovigilance agreement to be entered into between the Parties prior to the Closing Date) and post marketing commitments, with the exception that, if [***], the Parties will determine together the economic feasibility and responsibility of such a request and, if no agreement can be reached, be entitled to terminate this agreement.

11.1.7            TiGenix shall provide Sobi with (i) all relevant Product information (including but not limited to medical information including medical Q&A) (provided that TiGenix shall not be obliged to produce any documentation it does not already have or is obliged to have according to applicable laws and regulations), and (ii) with information about any variations submitted to Regulatory Authorities which may affect the manufacturing, distribution, marketing or sales of the Product, as needed for Sobi to fulfil its responsibilities according to this Agreement.

11.1.8            TiGenix shall provide to Sobi the marketing materials used by TiGenix at the Commencement Date and any marketing guidelines regarding promotion of the Product and the ChondroCelect Process and use of the Trade Marks.

11.2                     Manufacturing and Logistics

11.2.1            TiGenix shall be responsible for manufacturing and release of the Product in accordance with the ChondroCelect Specifications and cGMP. TiGenix shall ensure that prior to pick-up of the Implantation-kit, the Product has been released by the qualified person in accordance with the Marketing Authorization. Manufacturing will only commence after the Knee Cartilage Biopsy has been released by the Tissue Establishment according to the currently valid SOP and all other requirements have been fulfilled, including but not limited to the verification of the Informed Consent Form of the Patient and verification of the Laboratory Test results.

11.2.2            TiGenix shall provide local customer support for Hospitals in Belgium and the Netherlands.

11.2.3            TiGenix shall manage logistical co-ordination with the courier (for the transportation of Biopsy-kits, Biopsies, and Products in Implantation-kit), the Manufacturing Facility and Sobi’s central customer support. .

11.2.4            TiGenix shall perform initial ChondroCelect Training on the Product to Sobi key personnel, as specified in Schedule 8 and thereafter as mutually agreed between the Parties.

11.2.5            TiGenix shall provide Sobi with general training material, documentation, forms and updates thereof as needed for the Biopsy and Implantation in English with the understanding that Sobi shall remain responsible for all national documentation needed in the Territory as specified in clause 10.4.1

11.2.6            All transportation of Biopsy-kits, Knee Cartilage and/or the Product shall be carried out in accordance with applicable laws including cGDP, the User Manual, and the then valid SOPs.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

11.2.7            In the event the logistical partners used by TiGenix raise material concerns in terms of quality of service or because their prices are unreasonably high, the Parties shall discuss and in good faith try to find a solution.

11.2.8            TiGenix shall inform Sobi of any proposed amendments to existing courier agreements or the introduction of any proposed new couriers in advance and shall give Sobi the opportunity to review and provide comments on the proposed amendments or new couriers and TiGenix shall take into account any reasonable comments. Changes to a courier agreement which are required by applicable laws and regulations are in TiGenix sole discretion to include. Changes to a courier agreement which are not required by applicable law or regulations require Sobi’s prior approval, such approval not to be unreasonably withheld.

11.3                     General

11.3.1            TiGenix shall in all obligations under this Agreement act in accordance with the User Manual and applicable SOP’s and shall conduct and maintain its business in strict compliance with all laws, regulations and administrative rules of any competent Governmental Authority, including without limiting applicable to or governing or controlling the processing of knee cartilage in any relevant jurisdiction, including manufacturing (or having manufactured) ChondroCelect in accordance with the requirements of good manufacturing practice (CGMP) and the ChondroCelect Specifications.

11.3.2            TiGenix shall promptly inform Sobi of any material facts or opinions relevant to the marketing of ChondroCelect in the Territory that it has become aware of.

11.3.3            In no event shall TiGenix, unless duly authorised, act in any way whatsoever to pledge Sobi’s credit, make any promise, warranty or representation on behalf of Sobi or express any opinion on behalf of Sobi.

11.3.4            Any personnel performing the obligations TiGenix has assumed under this Agreement are employed, subcontracted, managed, controlled and the sole responsibility of TiGenix. Sobi’s sole compensation to TiGenix for its performance of these obligations is specified under clause 4 of this Agreement. Without limiting the generality of the aforementioned, Sobi does not assume any Liabilities under or relating to (A) any employee benefit plan, or relating to wages, bonuses, payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit sharing plans, health care plans or benefits, phantom stock, deferred compensation or other similar plan or arrangement, or any other employee plans or benefits of any kind, in each case, which TiGenix has entered into, maintains or administers to which TiGenix has or may have any Liability, and, (B) any actual or alleged violation by TiGenix of any equal employment or employment discrimination laws.

12                               Closing and Assigned Agreements

12.1                     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Date, TiGenix assigns to Sobi all its right, title and interest in the Assigned Agreements, excluding the Excluded Liabilities, and Sobi accepts such assignment from TiGenix.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

12.2                     Notwithstanding anything contained in this Agreement to the contrary, TiGenix shall retain and be fully responsible for paying, performing and discharging when due, and Sobi shall not assume or have any responsibility for any of the following Liabilities which shall be excluded from the assignment in clause 12.1 (“Excluded Liabilities”):

12.2.1            any Liabilities arising out of any claim for injury to any Person that resulted from the use of Products manufactured and sold (or otherwise provided by TiGenix for patient use) prior to the Closing Date; and

12.2.2            any Liabilities for rebates, discounts, chargebacks, adjustments and returns of Product sold prior to the Closing Date.

12.3                     At the Closing Date, TiGenix shall deliver to Sobi (i) an unredacted, fully executed copy of each of the Assigned Agreements and (ii) such other instruments of conveyance or documents, in form and substance reasonably acceptable to TiGenix and Sobi, as may be necessary to convey the Assigned Agreements from TiGenix to Sobi.

12.4                     TiGenix recognizes that the Assigned Agreements have been drafted without consideration to this Agreement and that certain obligations are not included in the Assigned Agreements, including the Hospital Agreement Requirements and other obligations under this Agreement which require that the Hospitals perform certain obligations. Sobi shall not in any way be liable for any failure to comply with the provisions of this Agreement if compliance with such provisions would require performance of the Hospitals under the Assigned Agreements and such Assigned Agreement(s) do not impose the necessary obligations on the Hospital(s).

12.5                     Any hospitals listed under Schedule 6 which as of the Closing Date have not been assigned shall be governed by the provisions in Schedule 8 bis.

12.6                     Unless otherwise explicitly set forth under this Agreement, the following clauses shall not be applicable until the Closing Date: 2.1-3, 4, 7, 8, 9, 10.1-3, 10.4.3-5, 11.2.1-2, 11.2.5-7, 12.1-4, 13, 15.3-4, 21 and 22.

13                               Forecasts, ordering, delivery and minimum sales

13.1                     Sobi shall provide TiGenix with binding forecasts and non-binding estimates of the volumes of Products to be purchased, as set in Schedule 2b.

13.2                     Minimum Sales

13.2.1            The minimum quantity of Products to be sold in the Territory (“Minimum Sales”) is set forth in a table in Schedule 11.

13.2.2            If the Minimum Sales are not met during [***], TiGenix is entitled to unilaterally render this Agreement non-exclusive towards Sobi or terminate this Agreement. In such case, Sobi shall use commercially reasonable efforts to transfer the pricing reimbursements, as well as any pricing and reimbursement approvals, permits or other authorizations which may have been obtained in the name of Sobi or jointly in the name of TiGenix and Sobi

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

pursuant to this Agreement, to either TiGenix or any other Third Party to whom TiGenix would grant a license for the Territory, as quickly as possible.

13.2.3            Ordering of the Product is made in accordance with the process specified in Schedule 2c and Schedule 4.

14                               Technical Information

14.1                     TiGenix, at its expense, will make available to Sobi all information relating to the Product and the Technology which is required for the performance under this Agreement and to the extent TiGenix has the right to divulge the information, including without limiting information necessary to obtain pricing and reimbursement for the Product and the ChondroCelect Process.

14.2                     Nothing in this Agreement shall oblige TiGenix to make available to Sobi any information, technical or otherwise, which is in any way referable to the manufacture or formulation of ChondroCelect or the processing of the Knee Cartilage unless otherwise required by applicable laws or regulations or necessary permits, including but not limited to the License for Pharmaceutical Wholesale Distribution.

14.3                     Sobi may use any technical information made available to it pursuant to this clause only for fulfilling its obligations under this Agreement. Sobi must not use any of the technical information made available to it for any purpose after this Agreement unless otherwise required by applicable laws or regulations or necessary permits, including but not limited to the License for Pharmaceutical Wholesale Distribution.

15                               Intellectual Property Rights

15.1                     Ownership of Sobi IPR

15.1.1            TiGenix recognises that Sobi, or its Affiliates, may own or Control certain IPR related to subject matter that was created by or on behalf of Sobi outside of the performance of this Agreement or under the performance of this Agreement but not relating to the Product or the ChondroCelect Process, whether or not prior to or during the term of this Agreement (“Sobi Background IPR”) and that such Sobi Background IPR remains the exclusive property of Sobi or, where applicable, of Sobi’s Affiliates.

15.1.2            If under the performance of this Agreement and within the scope of the license provided under clause 15.3.1, Sobi, or its Affiliates, create IPR which can be used in respect of the Product or the ChondroCelect Process and such IPR was created based on Sobi Background IPR, hence qualifying as an improvement to the Sobi Background IPR, then such IPR remains the exclusive property of Sobi or, where applicable, of Sobi’s Affiliates.

15.1.3            TiGenix, its Affiliates, subcontractors or sublicensees shall not register any of the Sobi Background IPR or any of the IPR referred to in clause 15.1.2 (in particular Sobi’s unregistered IPR).

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

15.1.4            Unless expressly provided otherwise in this Agreement, no provision of this Agreement shall constitute or be deemed to constitute a grant to TiGenix, its Affiliates, subcontractors or sublicensees, of any license or full or partial assignment of Sobi Background IPR.

15.1.5            Only in case Sobi, or its Affiliates, would apply (part of) the Sobi Background IPR or the IPR referred to in clause 15.1.2 for the rendering of services under this Agreement, Sobi, or its Affiliates, hereby grants to TiGenix a non-exclusive, sub-licensable, non-assignable, fully paid up license to use such Sobi Background IPR and the IPR referred to in clause 15.1.2 (i) during the term of this Agreement to the extent necessary or useful for TiGenix to perform its obligations or enjoy its rights under this Agreement (it being understood that TiGenix cannot sub-license such IPR to competitors of Sobi) and (ii) following the term of this Agreement to the extent necessary or useful for TiGenix to sell, have sold, distribute, market and promote the Product.

15.2                     Ownership of TiGenix IPR

15.2.1            Sobi, as well as its Affiliates, recognize that (i) the Technology and the Trade Marks; and (ii) any other IPR from TiGenix or TiGenix’ Affiliates, are and remain the exclusive property of TiGenix or where applicable of TiGenix’ Affiliates.

15.2.2            All documents, data, drawings, plans, designs, documentation, texts, manuals, reports, tools, know how, and all other work that have come or will come into existence as a result of the performance of this Agreement and which relate to the Product or the ChondroCelect Process and which is not Sobi Background IPR or IPR referred to in clause 15.1.2, and whether or not created through the joint intervention of TiGenix, Sobi, its Affiliates, subcontractors or sublicensees or otherwise following the directions of TiGenix (hereinafter referred to as “Works”) belong exclusively to and remain with TiGenix. All IPR in the Works are immediately and exclusively transferred and assigned to TiGenix as from their coming into existence. Sobi shall, at its own cost, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and/or delivery of) all further documents, required by law or which TiGenix requests to vest in TiGenix the full benefit of the right, title and interest assigned to TiGenix under this Agreement. Such transfer and assignment of all IPR include but is not limited to the transfer and assignment of the right to reproduce, adapt, translate, modify, distribute, rent, lend, make available the Works to the public, partially or completely, in each and any way, whether private or public, for internal - including but not limited to research and development - and external use. The transfer and assignment of rights is valid for commercial or non-commercial purposes, final for each and every form of exploitation and for all countries. Sobi shall grant to TiGenix such rights on IPR owned or controlled by Sobi or licensed to Sobi by a Third Party sufficient to allow TiGenix the full benefit of the terms of this Agreement. Sobi and its Affiliates are hereby granted a license for the Term of this Agreement to use the Works for the performance under this Agreement.

15.2.3            Sobi, its Affiliates, subcontractors or sublicensees shall not register any of the Technology (in particular TiGenix’ unregistered IPR) or Trade Marks.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

15.2.4            Unless expressly provided otherwise in this Agreement, no provision of this Agreement shall constitute or be deemed to constitute a grant to Sobi, its Affiliates, subcontractors or sublicensees, of any license or full or partial assignment of IPR of TiGenix or of its Affiliates.

15.3                     License

15.3.1            Sobi is hereby during the term of this Agreement granted a sole sub-licensable license to apply the Technology and to use the Trade Marks as is necessary or useful to sell, have sold, promote, market and distribute the Product in the Territory in accordance with the terms of this Agreement. For the avoidance of doubt:

(i)                                  In accordance with clause 2.1, Sobi, including its Affiliates, shall have the exclusive right (exclusive even to TiGenix) to sell, distribute, market, promote and file for pricing and reimbursement of the Product in the Territory;

(ii)                               TiGenix shall not be restricted from itself using the Technology and the Trade Marks, whether inside or outside of the Territory; and

(iii)                            TiGenix shall be allowed to outsource and subcontract its rights and obligations under this Agreement to Third Parties, whether inside or outside of the Territory; For the avoidance of doubt, TiGenix shall remain directly responsible for the acts of its subcontractors.

15.3.2            The license granted under 15.3.1 shall be sublicensable to any other third party (i) upon the prior written consent of TiGenix, (ii) under the same limitations as the license granted to Sobi in this Agreement, and (iii) on the terms of clause 2.2, it being understood that these conditions apply cumulatively.

15.3.3            Unless expressly agreed otherwise with TiGenix, Sobi shall not apply the Technology or use the Trade Marks for any purpose other than in the performance of Sobi’s duties under this Agreement. In particular, Sobi shall not use the Technology for research, development or improvement purposes.

15.3.4            Sobi shall not impair the Technology or the Trademarks.

15.4                     Use of name and marks

15.4.1            Sobi shall not employ as part of its trade or corporate name or identification, or identify its business premises, vehicles or documents with any name, mark, symbol or other identifying characteristic owned by or designating TiGenix, other than to perform its obligations under this Agreement. Sobi shall properly identify and accurately describe as a product of TiGenix any of the products manufactured or assembled by TiGenix or which bear a Trade Mark. Sobi shall not alter, remove, deface or mark over a Trade Mark on a Product and, except with prior written consent by TiGenix, shall not add to a Product any other or additional trade mark.

15.4.2            Sobi must not use any trade marks which are confusingly similar to the Trade Marks and/or which are likely to cause deception or confusion.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

15.4.3            Sobi shall only apply the Technology and use the Trade Marks as approved by TiGenix in writing (including but not limited in accordance with TiGenix’ brand guidelines, to be added in Schedule 10).

15.4.4            Sobi shall not use, reference to, or otherwise employ the TiGenix’ corporate name, except as expressly authorized by TiGenix in writing.

15.5                     Third Party infringements and claims

15.5.1            Sobi shall promptly notify TiGenix of any actual or suspected infringement of any of the Technology or Trade Marks that comes to its attention. Sobi shall, at TiGenix expense, reasonably co-operate with TiGenix, in connection with any infringement, including, without limitation, legal proceedings. TiGenix shall be responsible for the cost of any legal proceedings it instigates against Third Parties, and, without limiting the applicability of clause 19.1, is entitled to any damages, account of profits and awards of costs recovered.

15.5.2            TiGenix shall promptly notify Sobi if it receives notice or is aware of a Third Party claim that the use of the Technology or of the Trade Marks by Sobi would be in breach of such Third Party’s IPR.

16                               Publications

16.1                     If Sobi wants to publish any publication, presentation or manuscript about TiGenix, the Product and/or the ChondroCelect Process, it shall notify TiGenix at least 60 (sixty) days before submission of the proposed publication, presentation or manuscript and TiGenix shall have the right to review and comment on the proposed publication presentation or manuscript. Sobi shall consider any reasonable comments made by TiGenix, delete any confidential information from the proposed publication, presentation or manuscript and delay the publication with maximum 90 (ninety) days if necessary to protect intellectual property of TiGenix.

16.2                     Sobi shall oblige the Hospitals in the Hospital Agreements that if a Hospital wants to publish any publication, presentation or manuscript about TiGenix, the Product and/or the ChondroCelect Process, it shall notify Sobi at least 60 (sixty) days before submission of the proposed publication, presentation or manuscript and TiGenix shall have the right to review and comment on the proposed publication presentation or manuscript. Sobi shall further oblige the Hospitals in the Hospital Agreements to consider any reasonable comments made by TiGenix, to delete any confidential information from the proposed publication, presentation or manuscript and to delay the publication with maximum 90 (ninety) days if necessary to protect intellectual property of TiGenix.

16.3                     Whenever one of the Parties has cause for a press release or some other public communication on a subject matter related to the activities governed by this Agreement, then the other Party has the right to review and have final authorisation on the use of their name, any trade marks, or any other sensitive information that is likely to have an impact on their reputation or ability to carry out their business.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

16.4                     TiGenix shall ensure that Sobi is notified in writing of any potential publication, presentation or manuscript in the Territory about the Product and/or the ChondroCelect Process at least 60 (sixty) days before submission.

17                               Confidentiality

17.1                     The Party receiving Confidential Material (the “Receiving Party”) shall:

17.1.1            keep all Confidential Material disclosed to it by or on behalf of the disclosing Party (including through the Hospitals) (the “Disclosing Party”) confidential;

17.1.2            use the Confidential Material only for the purpose of this Agreement;

17.1.3            not permit Confidential Material to be disclosed other than in confidence to its Affiliates, employees, the Hospitals and subcontractors to the extent strictly necessary for the purposes of this Agreement and under provisions of confidentiality;

17.1.4            not copy or reduce to writing the Confidential Material except as reasonably necessary for the purposes of this Agreement or unless otherwise required by applicable laws or regulations or necessary permits, including but not limited to the License for Pharmaceutical Wholesale Distribution;

17.1.5            maintain the Confidential Material in a way which provides adequate protection from unauthorized disclosure, copying or use; and

17.1.6            destroy or return promptly to the Disclosing Party all documents and materials (and all copies thereof) containing Confidential Material at the end of this Agreement or upon request by the Disclosing Party unless otherwise required by applicable laws or regulations or necessary permits, including but not limited to the License for Pharmaceutical Wholesale Distribution, and provided that the Receiving Party may retain one copy of the Confidential Material for the sole purpose of ensuring compliance with and to the extent required by the terms of this Agreement.

17.2                     “Confidential Material” means all information relating to the Disclosing Party’s operations, processes, plans, intentions, product information, know-how, data, formulae, expertise, methodology, drawings, specifications, design rights, trade secrets, market opportunities and business affairs, and any new and novel combinations thereof, disclosed by or on behalf of the Disclosing Party to the Receiving Party in the framework of this Agreement, whether disclosed in writing, verbally or by any other means.

17.3                     Confidential Material excludes information which (i) was in the possession of the Receiving Party prior to disclosure hereunder; or (ii) was in the public domain at the time of disclosure or later became part of the public domain without breach of the confidentiality obligations herein contained; or (iii) was disclosed by a Third Party without breach of any obligation of confidentiality owed to the Disclosing Party; (iv) is independently developed by personnel of the Receiving Party; or (v) is required to be disclosed by law or by order of a court of competent jurisdiction, provided, however, that, in so far as is lawful and reasonably practical, the Disclosing Party is

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

granted due advance notice of such a requirement in order to be able to contest the same and then only to the minimum extent of disclosure so required.

17.4                     Obligations of non-use and non-disclosure of the Confidential Material shall be in effect during the term of this Agreement and for 3 (three) years after termination or expiration of this Agreement.

18                               Representations and warranties

18.1                     Each Party represents and warrants that it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

18.2                     Each Party represents and warrants that it has the full corporate power and authority to enter into this Agreement and that this Agreement constitutes the binding legal obligation of such Party.

18.3                     Each Party represents and warrants that the execution, delivery and performance of this Agreement does not: (i) conflict with, nor result in any violation of or Default under, any agreement, to which it is a Party; (ii) conflict with any rights granted to any Third Party or breach any obligation towards any Third Party; nor (iii) violate any law or regulation.

18.4                     Each Party represents and warrants that it and its staff members have all governmental consents, registrations, licenses, permits, approvals, permissions and similar governmental authorizations necessary to conduct the activities to be conducted by it under this Agreement and to fulfil its obligations under this Agreement in a professional manner. In particular, Each Party represents and warrants that it has no knowledge of anything that may be a hinder to obtain or maintain the necessary regulatory approvals for the distribution of ChondroCelect in the Territory, the import of the Biopsy-kit, the export of the Knee Cartilage and the blood samples, and the import of the Product in the Implantation-kit in the Territory and the subsequent release of the Product into the market of the Territory or any other required permits or licenses.

18.5                     Each Party represents and warrants that its business is carried on in compliance with all applicable legislative conditions and conditions of any applicable governmental authorisations and there are no circumstances or events which prevent full compliance with such conditions of any of the governmental authorizations.

18.6                     Additional representations, warranties and covenants by TiGenix. TiGenix hereby represents, warrants and covenants to Sobi that, as of the Commencement Date:

18.6.1            To the best of its knowledge, TiGenix is the owner of or Controls the Trade Marks in the Territory and is the owner of or Controls the Technology necessary to make, promote, distribute, sell and use the Product within the Territory;

18.6.2            Neither TiGenix nor its Affiliates, nor, to TiGenix’s knowledge, its subcontractors, has received any notice in writing or otherwise has knowledge of any facts which have led TiGenix to believe that any of the Regulatory Approvals relating to the Product are not currently in good standing with the EMA or other Regulatory Authorities;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

18.6.3            To the knowledge of TiGenix, (a) the Technology consists of valid and enforceable IPR, and (b) there are no facts which would render the IPR encompassed within the Technology, invalid or unenforceable. To the knowledge of TiGenix, no Third Party (i) is infringing any such Technology or has misappropriated any Technology or (ii) has successfully challenged the ownership, scope, duration, validity, enforceability, priority of the Technology;

18.6.4            TiGenix (or its Affiliates) is the owner of or Controls the Trade Marks. It has no knowledge of any trade marks or other rights which would prevent the use of the Trade Marks in any of the countries of the Territory;

18.6.5            As of the Commencement Date, there are no claims, judgments or settlements against or owed by TiGenix, nor any pending reissue, reexamination, interference, opposition or similar proceedings with respect to the Trade Marks, and TiGenix has not received notice as of the Commencement Date of any threatened claims or litigation or any reissue, reexamination, interference, opposition or similar proceedings seeking to invalidate or otherwise challenge the rights in the Technology or in the Trade Marks;

18.6.6            To the knowledge of TiGenix, the use, sale, offer for sale, or importation by TiGenix or Sobi (or their respective Affiliates), as applicable, of the Product in compliance with the terms of this Agreement, (i) does, at the Commencement Date, not infringe any issued Patent of any Third Party and (ii) does not misappropriate any know-how of any Third Party;

18.6.7            All Products manufactured and supplied hereunder by, or under authority of, TiGenix shall be manufactured and supplied such that the Product furnished by TiGenix to Sobi under this Agreement:

(a)                       shall be manufactured, handled, stored and shipped by TiGenix, in accordance with, and shall conform to, the applicable ChondroCelect Specifications; and

(b)                       shall be manufactured, handled, stored and shipped by TiGenix in compliance with all applicable laws including CGMPs and GDPs.

18.6.8            All Assigned Agreements in effect as of the Commencement Date are listed in Schedule 6. Each of the Assigned Agreements is legal, valid and in full force and effect, and enforceable in accordance with its terms by TiGenix against the other parties thereto and TiGenix has not received any written notice, or, to the knowledge of TiGenix, other notice, of the intention of any party to terminate any Assigned Agreement. TiGenix has performed all material obligations required to be performed by TiGenix under the Assigned Agreements and is not in material Default under any Assigned Agreements and, to the knowledge of TiGenix, no other party to any Assigned Agreements is in material Default thereunder. As per the Commencement Date, TiGenix has not received written notice of any material claim arising out of any claim for injury to any Person which resulted from, or was alleged to have resulted from, the use of Products or the ChondroCelect Process (excluding adverse events routinely reported to Regulatory Authorities which are not expected to result in claims against TiGenix or any of its Affiliates for compensation). Neither TiGenix, any of its Affiliates, nor, to TiGenix’s

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

knowledge, any other party to any of the Assigned Agreements has waived any of its material rights thereunder or modified any material terms thereof. Complete and correct copies of all Assigned Contracts and amendments thereto have been disclosed to Sobi.

19                               Indemnification

19.1                     Indemnification by TiGenix.  Subject to the terms and conditions of this Agreement, and to the extent finally determined pursuant to clause 23.12, TiGenix hereby shall be held liable for and agrees to save, indemnify, defend and hold Sobi, its Affiliates, and their respective directors, officers, agents and employees harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Claim”) resulting or otherwise arising from (a) any breach by TiGenix of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (b) the negligence or willful misconduct by TiGenix or its Affiliates or their respective officers, directors, employees, agents or consultants in performing any obligations under this Agreement, (c) infringement in Third Party’s IPR when selling, distributing, marketing and promoting the Product or the ChondroCelect Process in accordance with the requirements specified under this Agreement, (d) the Excluded Liabilities, or (e) any matter related to the Product hereunder (including, for clarity, product liability Losses including defects in design and failure to warn, in each case resulting therefrom) by TiGenix or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees; in each case except to the extent that such Losses are subject to indemnification by Sobi pursuant to clause 19.6.

19.2                     Sobi shall make sure that the Hospital Agreements shall provide provisions that (i) the Hospital and the Surgeon shall ensure that the Patient does or did not start with or use any other treatment, or procedure, unless with the prior explicit approval of the Surgeon and upon his instruction; (ii) the Hospital must sufficiently inform the Patient that the Patient must immediately inform the Surgeon of any injury and of any other unforeseeable or unexpected adverse event and (iii) the Surgeon on his turn must immediately notify Sobi of such injury or other adverse event.

19.3                     Sobi shall further ensure that the Hospital Agreements limit the liability for injuries that (i) are inflicted as a consequence of the underlying illness/injury of the Patient, (ii) result from diagnostic or therapeutic measures not specifically required or necessary to use or administer ChondroCelect in accordance with this Agreement, or (iii) result from negligence of the Surgeon or any other surgeon, or Hospital clinical staff member or from the Hospital’s facilities. With respect to points (ii) and (iii), Parties acknowledge that this is not under the control of either TiGenix or Sobi, but Sobi shall make sure that the Hospital Agreements shall provide that the Hospital shall be liable for injuries resulting from situations set out in points (ii) and (iii).

19.4                     Sobi shall further ensure, to the extent not prohibited by applicable law, that the liability of Sobi and TiGenix under the Hospital Agreements is capped at [***] EUR per occurrence. For the purpose of this clause, if the word “occurrence” is interpreted by a court or similar authority as a result of a liability arising under a Hospital Agreement, the Parties agree to interpret the word “occurrence” similarly between themselves as such court.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

19.5                     To the extent a Hospital Agreement does not provide for a limited liability of Sobi and TiGenix as provided for under clause 19.4 (an “Uncapped Hospital Agreement”), while it was legally permitted to include such cap, TiGenix’ liability towards Sobi for claims from a Hospital under such an Uncapped Hospital Agreement shall be limited to the cap that should have been provided for in the Hospital Agreement.

19.6                     Indemnification by Sobi.  Subject to the terms and conditions of this Agreement, and to the extent finally determined pursuant to clause 23.12, Sobi hereby shall be held liable for and agrees to save, indemnify, defend and hold TiGenix, its Affiliates, and their respective directors, agents and employees harmless from and against any and all Losses arising in connection with any and all Claims resulting or otherwise arising from (a) any breach by Sobi of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (b) the negligence or willful misconduct by Sobi or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees in performing any obligations under this Agreement, or (c) infringement in Third Party’s IPR when selling, distributing, marketing and promoting the Product or the ChondroCelect Process in breach of the requirements specified under this Agreement or (d) any matter related to the commercialization of the Product hereunder (including, for clarity, product liability Losses including defects in design and failure to warn, in each case resulting therefrom) by Sobi or its Affiliates or their respective officers, directors, employees, agents or consultants; in each case except to the extent that such Losses are subject to indemnification by TiGenix pursuant to clause 19.1.

19.7                     Insurance.  Each Party shall (provided that either Party shall be allowed to self-insure), as of the Closing Date, procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which the Product is being commercially distributed or sold by such Party pursuant to this Agreement, and the coverage shall in no event be less than [***] Euro (€[***]) per loss occurrence and [***] Euro (€[***]) in the aggregate. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this clause 19. Each Party shall provide the other Party with written evidence of such insurance upon the other Party’s request.

19.8                     Indemnification Procedures

19.8.1            Notice of Claim.  All indemnification claims in respect of any indemnitee seeking indemnity under clause 19, as applicable (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses and any legal proceeding initiated by a Third Party against the Indemnified Party as to which the Indemnified Party intends to make a request for indemnification under clause 19, as applicable, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice which materially prejudices the defense of such proceeding. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

documents (including court papers) received by any Indemnitee in connection with the Claim.

19.8.2            Control of Defense.  At its option, the Indemnifying Party may assume the defense of any Claim subject to indemnification as provided for in clause 19.1 or 19.2, as applicable, by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Claim any legal counsel it selects, and such Indemnifying Party shall thereafter continue to defend such Claim in good faith. Should the Indemnifying Party assume the defense of a Claim (and continue to defend such Claim in good faith), the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Claim, unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with this clause 19.8.

19.8.3            Right to Participate in Defense.  Without limiting clause 19.8.2, any Indemnitee will be entitled to participate in the defense of a Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense (or continue to defend such Claim in good faith) and employ counsel in accordance with this clause 19.8, in which case the Indemnified Party will be allowed to control the defense.

19.8.4            Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Claim and that will not result in the Indemnitee becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however, that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto), and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment. With respect to all other Losses in connection with Claims, where the Indemnifying Party has assumed the defense of the Claim in accordance with clause 19.8.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion). The Indemnifying Party that has assumed the defense of (and continues to defend) the Claim in accordance with clause 19.8.2 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Claim in accordance with clause 19.8.2.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

19.8.5            Cooperation.  If the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

19.8.6            Expenses of the Indemnified Party.  Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

19.9                     Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, LOST PROFITS, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED HOWEVER THAT NOTHING IN THIS AGREEMENT SHALL EXCLUDE OR RESTRICT THE LIABILITY OF EITHER PARTY FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE OR IN ANY CIRCUMSTANCES WHERE LIABILITY MAY NOT BE SO LIMITED UNDER ANY APPLICABLE LAW.

20                               Term and Termination

20.1                     This Agreement will begin on the Commencement Date and shall continue in effect for an initial term of 10 (ten) years.

20.2                     Unless either Party gives to the other Party a written notice of non-renewal at least 6 (six) months prior to the expiration of the current term of this Agreement, this Agreement shall be automatically renewed for successive terms of 2 (two) years, provided however that the terms of the Agreement may be renegotiated in connection with such renewal upon either Party’s request and, if the Parties fail to reach agreement on terms, the Agreement may be terminated by written notice by either Party (such termination to be effective as of the expiry of the then current term or effective immediately if the expiry of the term is passed in time while negotiations were still on-going).

20.3                     Either Party may immediately terminate this Agreement by giving to the other Party written notice to terminate on the date specified in the notice:

20.3.1            in the event of insolvency of the other Party, or the filing of a petition in bankruptcy by or against the other Party, or the appointment of a receiver for the other Party or the other

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Party’s property, or an assignment by the other Party for the benefit of the creditors, or liquidation or dissolution proceedings of the other Party or any other proceedings with a view to discontinuing the business of the other Party;

20.3.2            if the other Party assigns or tentatively assigns this Agreement without the prior written consent of the other Party; or

20.3.3            if the other Party waives or tries to waive any right to an indemnity in violation of its indemnification obligations under this Agreement.

20.4                     Either Party may further terminate this Agreement by providing [***] written notice in the event the business interest under this Agreement becomes commercially non-viable despite commercially reasonable efforts and the Parties fail to re-negotiate terms reasonably satisfactory to both Parties. “Commercially non-viable” under this clause shall mean that a Party, despite best commercial efforts and after the [***] year of the Agreement, has made or can show that it will make a loss over a consecutive [***] term and that this situation is not just temporary. For clarity, the earliest notice of termination under this clause 20.4 would be after [***] years from the Closing Date. In case of a change by a Regulatory Authority in the Territory that renders the business case for ChondroCelect no longer commercially viable (whereby “commercially non-viable” means that a Party, despite best commercial efforts, has made or can show that it will make a loss over a consecutive [***] term and that this situation is not just temporary), each Party may terminate this Agreement subject to a [***] written notice.

20.5                     Either Party may also terminate this Agreement with immediate effect without intervention of a court upon a 60 (sixty) days written notice to the other Party if the other Party breaches this Agreement in a material way and fails to remedy such breach within three (3) months of a written notice regarding the breach.

20.6                     TiGenix is entitled to terminate the Agreement according to clause 13.2.2.

20.7                     At the termination of this Agreement:

20.7.1            Sobi shall, upon TiGenix’ request and at TiGenix expense, promptly return to TiGenix, and agree with the Hospital that the Hospital undertakes to return to Sobi (who shall forward the information to TiGenix) all TiGenix’ Confidential Material, as well as all promotional and advertising materials and all technical information relating to this Agreement in its possession or in the possession of the Hospital and Sobi will not keep any copies except for 1 (one) copy for archival purposes as well as any copy or copies as required by applicable laws, regulations or permits;

20.7.2            Sobi shall, upon request by TiGenix, immediately perform all required actions to transfer or assign any product registrations, licenses, permits or other authorizations which may have been obtained in the name of Sobi or jointly in the name of TiGenix and Sobi pursuant to this Agreement, to TiGenix or another party appointed by TiGenix who can legally distribute the Product in the Territory, and to terminate the status of legal representative of TiGenix in the Territory. All information required to effect such transfer or assignment, as well as any other relevant documentation, including documentation on donor and patient traceability, will be handed over to TiGenix;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

20.7.3            TiGenix shall, upon Sobi’s request and at Sobi’s expense, promptly return to Sobi all Sobi’s Confidential Material in its possession and TiGenix will not keep any copies except for 1 (one) copy for archival purposes as well as any copy or copies as required by applicable laws, regulations or permits;

20.7.4            Sobi shall not be entitled to compensation for goodwill which may have accrued to ChondroCelect in the Territory. TiGenix may make such other arrangements for marketing ChondroCelect as it thinks fit in order to preserve such goodwill;

20.7.5            In the event that Sobi should be found in breach of contract, then TiGenix shall be further entitled to use the translations (described in clause 10.4.1) for a duration of 10 (ten) years after termination of this Agreement for any reason whether itself or through Third Parties. In the event that this Agreement is terminated for a reason which does not constitute breach of contract by Sobi, then TiGenix shall be entitled to use these translations only with the consent of Sobi.

20.8                     Termination will not affect any other rights or obligations which may have accrued prior to termination.

21                               Audits

21.1                     Sobi shall under the Hospital Agreements oblige the Hospitals to allow TiGenix (a) to conduct quality assurance audits of the Hospitals’ facilities and the procedures implemented in connection with the Hospital Agreement and/or (b) to be present at such audits performed by Sobi, in each time at reasonable times and upon reasonable notice. If Sobi intends to perform an audit of a Hospital, it shall give reasonable notice thereof to TiGenix. .

21.2                     Sobi shall notify the Hospitals of any serious quality deficiencies identified in any such audit, and Sobi shall under the Hospital Agreements oblige the Hospitals to remedy such deficiency as soon as practicable and in any case within not more than 30 (thirty) days from the date of notification. Sobi shall provide in the Hospital Agreements that, in the event that a Hospital does not remedy such deficiencies within 60 (sixty) days, such failure to remedy the deficiencies shall constitute a breach by the Hospital of the Hospital Agreement and that Sobi shall no longer sell the Product to such Hospital until the deficiencies have been satisfactorily resolved.

21.3                     Sobi and TiGenix will cooperate, and Sobi shall under the Hospital Agreements oblige the Hospitals to cooperate with Sobi, in organising and reporting the audits in a manner that also the requirements set for Tissue Establishments in the Territory, if applicable, are fulfilled.

21.4                     Sobi shall under the Hospital Agreements oblige the Hospitals to fully cooperate with any inspections by regulatory authorities, to notify Sobi (who will forward this information to TiGenix) as soon as they become aware of an inspection relating to the Product of their or their suppliers’ facilities by a Regulatory Authority, and to allow a representative from TiGenix to attend such inspection.

21.5                     Sobi shall under the Hospital Agreements oblige the Hospitals to provide Sobi (who will forward this information to TiGenix) with copies of (i) any audits (other than financial or tax audits) conducted by any Regulatory Authority associated with this Agreement or the Hospital

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Agreements; and (ii) any written communication by any Regulatory Authority alleging a failure to comply with any applicable law or regulation associated with this Agreement or the Hospital Agreements.

21.6                     Sobi shall ensure that TiGenix, at reasonable times and upon reasonable notice (at least thirty day notice), may visit Sobi’s facilities to conduct quality assurance audits of these facilities and the procedures implemented in connection with this Agreement. At its option TiGenix may elect to use a third party to conduct such audit provided such Third Party is reasonably acceptable to Sobi and that such Third Party enters into confidentiality obligations in a confidentiality agreement with Sobi. Sobi shall cooperate as far as is reasonable with such audit.

22                               Data Protection

22.1                     General

For the purposes of this Agreement, the terms “Personal Data”, “Data Controller”, “Data Processor”, “Data Subject” and “process” shall have the same meaning and interpretation as set out in Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data.

22.2                     ChondroCelect Personal Data

22.2.1            TiGenix (in its capacity of Data Controller) has chosen Sobi (in its capacity of Data Processor) to process ChondroCelect Personal Data on behalf and upon instruction of TiGenix and Sobi has agreed to process ChondroCelect Personal Data on behalf and upon instruction of TiGenix.

22.2.2            In connection with the processing of ChondroCelect Personal Data, Sobi warrants that:

(i)                                  it has in place appropriate technical and organizational measures against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access and adequate security programs and procedures to ensure that unauthorized persons will not have access to the data processing equipment used to process the ChondroCelect Personal Data;

(ii)                               it has in place appropriate security measures, which reflect the nature of the ChondroCelect Personal Data and the level of harm that might be suffered by a Data Subject as a result of unauthorized access or disclosure of the ChondroCelect Personal Data; and

(iii)                            each of its employees, agents or subcontractors are and shall be made aware of its obligations with regard to the security and protection of the ChondroCelect Personal Data and that they enter into binding obligations with Sobi in order to maintain the levels of security and protection provided for in this Agreement.

22.2.3            In connection with the processing of ChondroCelect Personal Data, Sobi undertakes to:

(i)                                  act only on behalf and upon instruction of TiGenix;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(ii)                               do such actions as are necessary to ensure it has fulfilled, and will continue to fulfil, the warranties set out in clause 22.2.2;

(iii)                            submit its data processing facilities, data files and documentation needed for processing to auditing and/or certification by TiGenix (or other duly qualified auditors of inspection authorities not reasonably objected to by Sobi and approved by TiGenix) to ascertain compliance with the warranties and undertakings in this Agreement;

(iv)                           adequately protect any ChondroCelect Personal Data that may become accessible to Sobi against disclosure, whether directly or indirectly, to any Third Party and shall use such data only for the performance of its obligations under this Agreement and for no other purpose. All ChondroCelect Personal Data that is no longer required for Sobi’s performance of its obligations under this Agreement shall be deleted or returned to TiGenix, at the option of TiGenix. Sobi shall immediately report any violation of data protection laws identified by Sobi to TiGenix.

(v)                              ensure by written contract that any agent or subcontractor employed by Sobi to process ChondroCelect Personal Data to which this Agreement relates also provides Sobi with a plan of the technical and organizational means it has adopted to prevent unauthorized or unlawful processing or accidental loss or destruction of the ChondroCelect Personal Data and confirms to Sobi the implementation of those means;

(vi)                           provide reasonable assistance to TiGenix in order to enable the latter to comply with its obligations as Data Controller vis-à-vis Data Subjects; and

(vii)                        comply with all applicable data protection laws when performing its obligations under this Agreement. In the event Sobi is unable to do so, it shall forthwith notify TiGenix and TiGenix shall be entitled to terminate this Agreement, unless the Parties have agreed or forthwith agree to take such steps as shall enable Sobi to so comply.

22.2.4            In the event of termination of this Agreement, Sobi must return all Personal Data and all copies of the ChondroCelect Personal Data to TiGenix forthwith or, at TiGenix’ choice, will destroy all copies of the same and certify to TiGenix that it has done so, unless Sobi is prevented by law from destroying all or part of such ChondroCelect Personal Data, in which event the ChondroCelect Personal Data will be kept confidential and will not be processed for any purpose. Sobi irrevocably agrees with TiGenix that, if so requested by TiGenix, it will allow TiGenix access to any of its premises to verify that this has been done or will allow access for this purpose by any duly authorized representative of TiGenix.

22.3                     Other Personal Data

In respect of the processing of Personal Data other than ChondroCelect Personal Data in the framework of or in connection with this Agreement, each of the Parties shall, as Data Controller, comply with applicable data protection (privacy) laws and regulations, including but not limited to national legislation and regulation implementing Directive 95/46/EC of the European Parliament

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data.

23                               Miscellaneous

23.1                     No waiver of any provision of this Agreement will be of any force or effect unless confirmed in writing and signed by the Parties.

23.2                     The invalidity or unenforceability of any provision of this Agreement will not affect the validity and enforceability of all other provisions which are self-sustaining and capable of separate enforcement.

23.3                     This Agreement constitutes the entire agreement and understanding between the Parties with respect to this subject matter. It replaces all previous agreements between the Parties with respect to its subject matter. Without limiting the generality of the aforementioned, the initial execution copy of this Agreement, executed and duly signed by the Parties on April 2, 2014, as restated on April 23, 2014, is replaced in its entirety by the current execution copy, dated as of the last date set forth below.

23.4                     This Agreement, including this clause, can only be changed by written agreement duly signed by authorized representatives of the Parties.

23.5                     Unless expressly provided elsewhere in this Agreement, the relationship between the Parties is that of independent Parties and will not be deemed to be that of joint venture, agent, partnership or otherwise. Neither Party is authorized to act on behalf of the other Party. Sobi acts as an independent contractor buying for itself and selling in its own name and its own risk.

23.6                     Clauses 1, 3, 8, 15, 16, 17, 19, 20, 22, 23 and 24 will continue to apply after this Agreement ends.

23.7                     Neither Party is liable for any failure or delay in the performance of its obligations under this Agreement to the extent that such failure or delay arises from any circumstances beyond its control including any strikes, lock-outs or labour disputes (“Force Majeure”). Where such failure or delay continues for a period exceeding 6 (six) months, the Party not experiencing such failure or delay may terminate this Agreement without penalty by written notice.

23.8                     Neither this Agreement nor any obligation, commitment or liability hereunder may be assigned by either Party without the other Party’s express written consent, except that either Party may assign or transfer all or part of its obligations under this Agreement to its Affiliates or to any Party that acquires all or substantially all of the business to which this Agreement pertains.

23.9                     Headings are for convenience only and shall not affect the interpretation of this Agreement.

23.10              The following Schedules are attached to this Agreement:

Schedule 1: User Manual

Schedule 2a: Price

Schedule 2b:Forecast

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 2c: Peak capacity

Schedule 2d: Calculation example: management of flexibility for ChondroCelect

Schedule 2e: Biopsy-kits in consignment

Schedule 3: Responsibilities

Schedule 3bis: TiGenix staff

Schedule 4: ChondroCelect Process

Schedule 5: SOP’s on Procurement, Biopsy and Traceability

Schedule 6: Assigned Agreements

Schedule 7: Hospital Agreement Requirements

Schedule 8: Transitional Phase

Schedule 8bis: Non-Assigned Hospitals

Schedule 9: Pharmacovigliance Agreement

Schedule 10: Trade Marks and Branding guidelines

Schedule 11: Minimum Sales

Schedules constitute an integral part of this Agreement. In case of discrepancies between this Agreement and Schedules, the provisions of this Agreement shall prevail provided however that the Quality Agreement shall prevail in matters relating to quality and the Pharmacovigliance agreement shall prevail in matters relating to pharmacovigliance.

23.11              This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be interpreted in accordance with, Swedish law excluding the UN Convention on the International Sale of Goods (CISG).

23.12              Dispute Resolution and Arbitration

23.12.1     Disputes.  The Parties recognize that, from time to time during the Term, disputes may arise as to certain matters which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this clause 23.12 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement.

23.12.2     Dispute Resolutions. With respect to all disputes arising between the Parties, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the designated senior officers of each of the Parties, or a designee from senior management with decision-making authority for attempted resolution by good-faith negotiations within thirty (30) days after such notice is received. If the designated officers are not able to resolve such dispute referred to them

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

within such thirty (30) day period, then either Party shall have right to initiate arbitration according to clause 24.12.3.

23.12.3     Arbitration. Any disputes which may arise out of or in connection with this Agreement (including a dispute relating to non-contractual obligations arising out of or in connection with this Agreement) and which has not been settled between the Parties according to 23.12.2 shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The seat of arbitration shall be London (UK). The language to be used in the arbitral proceedings shall be English. The arbitrators shall determine the allocation of the costs of the arbitration between the Parties.

23.12.4     Injunctive Relief.  Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraining order, in any court of competent jurisdiction, so as to prevent any Confidential Material from being disclosed in violation of this Agreement.

24                               Notices

Any written notice required under this Agreement must meet all of the following:

24.1                     be given by pre-paid post, personal delivery or facsimile transmission; a notice may also be given by e-mail, it being understood that as long as no acknowledgement of receipt is received by the sender of the e-mail, the e-mail notice will not be deemed received. If within 24 hours of sending the e-mail, no acknowledgement of receipt is received by the sender of an e-mail, the notice should be repeated by pre-paid post or personal delivery; and

24.2                     be sent to the following addresses, contact persons and/or facsimile numbers (or any other address, contact person and/or facsimile number previously advised in writing by the recipient):

If the notice is sent to TiGenix:

Address:

Romeinse straat 12, box 2

3001 Leuven

Belgium

For the attention of: Legal Counsel

Telephone number: +32 16 39 60 60

E-mail:           an.moonen@tigenix.com

If the notice is sent to Sobi:

Address: Swedish Orphan Biovitrum AB (publ)

SE-112 76 Stockholm

Sweden

For the attention of: General Counsel

Telephone number: +46 8 697 20 00

E-mail: legal@sobi.com

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

The Parties hereto have caused this Agreement to be executed in duplicate, as of the Commencement Date, by their duly authorised representatives.

TiGenix NV

/s/ Eduardo Bravo

Eduardo Bravo, CEO

Date:

Swedish Orphan Biovitrum AB (publ)

/s/ Anders Edvell

Anders Edvell

Head of Global Marketing and Sobi Partner Products

Date:

/s/ Fredrik Berg

Fredrik Berg, General Counsel

Date:

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 1 - User Manual

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 2a — Price

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 2b — Forecast

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 2c — Peak capacity

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 2d — Calculation example: management of flexibility for ChondroCelect

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 2e — Biopsy-kits in consignment

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 3 — Responsibilities

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 3bis — TiGenix staff

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 4 — ChondroCelect Process

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 5 - SOP’s on Procurement, Biopsy and Traceability

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 6 — Assigned Agreements

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 7 — Hospital Agreement Requirements

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 8 — Transitional Phase

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 8bis — Non Assigned Hospitals

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 9 — Pharmacovigilance Agreement

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 10 — Trade Marks and Branding Guidelines

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 11:    Minimum Sales

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.